Exhibit 10.2

[ *** ] CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT MARKED BY BRACKETS HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934 AS AMENDED.

June 25, 2010

Mr. Remi Barbier

Chairman, President & CEO

Pain Therapeutics, Inc.

2211 Bridgepointe Parkway

Suite 500

San Mateo, CA 94404

Re: Amendments to License and Collaboration Agreements

Dear Remi:

This letter agreement reflects our recent communications and understandings. We have agreed to the following matters, which are intended to supersede any terms that may be inconsistent in the License and Collaboration Agreements:

1.

UP FRONT PAYMENT: In consideration for the agreements made in this letter agreement, King will make a non-refundable cash payment to PTI of $5,000,000 no later than July 31, 2010. It is agreed that this payment is not a Collaboration Cost and is not subject to offset against any obligations or other amounts which may be owed by King to PTI.

2.

ROYALTIES: King will pay PTI a flat royalty of 10% on all Net Sales made in ROW. ROW Net Sales will be excluded from the calculation of the step-up in royalty after cumulative Net Sales of $1 billion under Section 6.1.1 of the License Agreement. For clarity, this paragraph shall not affect any amounts payable by King to PTI as a result of King sublicensing to a Third Party under Section 6.1.4 (Sublicensing Revenue) of the License Agreement. For further clarity, this paragraph shall not affect any calculation of any amounts payable by King to PTI as set forth in Section 6.1.3 (Amounts Payable Under the DLA) of the License Agreement.

3.	[ *** ]: King and PTI hereby approve the Development Plan and Budget for the Development of [ *** ]by PTI up to the submission of an IND as set forth in Appendix A. [*** ]

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4.

[ *** ]: PTI hereby grants to King the right to exercise in the same manner that King assumed the Development of Remoxy under the Election Agreement, all of PTI’s rights and obligations under the Collaboration Agreement to Develop [ *** ]and King hereby accepts such grant and agrees to Develop [ *** ]in accordance with the Collaboration Agreement and in a manner consistent with PTI’s obligations under the DLA. The cost of Development by King shall be a Collaboration Cost.

5.

$100,000,000 AMOUNT: PTI and King expressly reserve their rights in relation to the $100,000,000 amount specified in Section 3.3.2(c) of the Collaboration Agreement and any payment by King of Collaboration Costs as a result of this letter agreement in excess of that amount shall not affect any of King’s rights under Section 3.3.2(c) and shall not be deemed to be a waiver of any such rights or an estoppel or laches to bar any assertion of rights or defenses by King under Section 3.3.2(c).

6.

E-ROOM: King shall establish and maintain a confidential electronic room into which King and PTI shall upload all final data/technical reports, regulatory filings and other related information for Remoxy and all other Products under the Collaboration and License Agreements. PTI shall have unlimited electronic access to such e-Room, including the right to make copies of all such material.

7.

GIVING EFFECT: In order to give effect to the contents of this letter agreement, save as expressly reserved in this letter agreement, King and PTI may each propose to suspend, amend and/or revise certain provisions of the Collaboration and License Agreements. King and PTI shall discuss in good faith and attempt to agree on the terms of such suspension, amendment and/or revisions. Should the Parties not agree in good faith, such disagreement(s) shall not be construed or interpreted to relieve a Party of its existing duties or obligations under the Collaboration Agreement or the License Agreement, as amended by this letter agreement.

8.	DEFINED TERMS: Defined terms used in this letter agreement have the same meaning as they do in the Collaboration Agreement and/or in the License Agreement, as applicable.

9.

NO OTHER CHANGES: Save as may be affected by the provisions of this letter, all other terms of the Collaboration and License Agreements shall remain in full force and effect and shall not be altered by the terms of this letter agreement

10.

NO BREACHES: [ *** ] PTI expressly reserves its rights in relation to the actions and failure to take actions by King prior to the date hereof which may constitute a breach of the Collaboration and/or License Agreements and this letter agreement shall not be deemed to be a waiver of any rights of PTI or an estoppel or laches to bar any assertion of rights or defenses by PTI under the Collaboration and License Agreements.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

11.	MINIMUM ANNUAL SPEND: King agrees to reimburse PTI for its 2010 minimum annual spend (i.e., $750,000) under the DLA, irrespective of the status of approved budgets under the Collaboration Agreement.

Please sign below to acknowledge your acceptance and agreement to this letter agreement.

Sincerely,

/s/ Brian A. Markison
Brian A. Markison
President and Chief Executive Officer

Accepted and Agreed:

PAIN THERAPEUTICS, INC.

/s/ Remi Barbier
Remi Barbier
President & Chief Executive Officer

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Appendix A

JOC [ *** ] Plan & Budget

Goal: PTI to [ *** ]
Cost
Tech Ops - CMC
1. [ *** ]	[ *** ]
a. [ *** ]	[ *** ]
2. [ *** ] a. [ *** ] b. [ *** ] c. [ *** ]	[ *** ]
3. [ *** ]	[ *** ]
4[ *** ]	[ *** ]
Pharm Tox
5. [ *** ]	[ *** ]
a. [ *** ]	[ *** ]
b[ *** ]	[ *** ]
c. [ *** ]	[ *** ]
6. [ *** ]	[ *** ]
a. [ *** ]	[ *** ]
b. [ *** ]	[ *** ]
Regulatory
7. [ *** ]	[ *** ]
Miscellaneous Activities/Expenses
[ *** ]project mgmt and [ *** ]	[ *** ]
[ *** ]	[ *** ]

Total [ *** ]:	[ *** ]

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.